UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 25, 2009

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Separation Agreement with Former Named Executive Officer

On September 25, 2009, the Company and Chandrashekhar Khandekar, Vice President of Business Integration entered into a separation and release agreement (the “Separation Agreement”), which sets forth terms and conditions governing Mr. Khandekar’s departure from the Company. The Separation Agreement becomes effective seven days from the date it was signed by Mr. Khandekar (the “Effective Date”) as long as he does not revoke it.

Pursuant to the Separation Agreement, the Company agrees to pay Mr. Khandekar aggregate cash payments equal to six months of his base salary, accrued and unused vacation pay, less applicable withholdings. In addition, the Company agrees to pay the cost of Mr. Khandekar’s COBRA benefit coverage through April 30, 2010, or until he becomes eligible for group insurance benefits from another employer, whichever occurs first. In addition, Mr. Khandekar will receive accelerated vesting of 50%$ of the unvested portion of outstanding restricted stock units and 25% of the unvested portion of his outstanding stock option grants.

In exchange for the consideration received from the Company, Mr. Khandekar agrees to release any claims he has or may have against the Company, other than specified statutory claims.

The Separation Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the descriptions thereof contained in this Form 8-K are qualified in all respects by the terms and provisions of such agreement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Separation and Release Agreement with Chandrashekhar Khandekar dated September 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Noah D. Mesel
Noah D. Mesel
Vice President and General Counsel

Date: October 1, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Release Agreement with Chandrashekhar Khandekar dated September 25, 2009.